FOR IMMEDIATE RELEASE

Contacts: Martha Fleming, Charles D. Christy
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION REPORTS EARNINGS
FOR SECOND QUARTER OF $9.4 MILLION
ATLANTA, GA (July 19, 2018) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported net income of $9.4 million, or $0.34 per diluted share, for the second quarter of 2018, compared with $11.8 million, or $0.43 per diluted share, for the first quarter of 2018, and with $8.9 million or $0.33 per diluted share for the second quarter of 2017. For the year to date ended June 30, 2018, the Company reported net income of $21.2 million, or $0.78 per diluted share, compared with $19.4 million, or $0.73 per diluted share, for the same period in 2017.

Fidelity’s Chairman, Jim Miller, said, “Our quarterly results reflect the ongoing strategy of growing our top-line revenue, continued growth in low-cost deposits, and enhancing our core infrastructure. It also became very apparent during the quarter that the market pressures in indirect auto required us to exit all remaining states outside of our existing branch footprint in Georgia and Florida. We remain committed to the indirect auto business as we have generated significant shareholder value from this line of business over the past 25 years.”

President Palmer Proctor added, “We are pleased with the continued momentum of growth from our commercial lines of business and growing higher yielding assets. This momentum has also been a key factor in adding new commercial services and deposits. Our investments in SBA and mortgage have also contributed to increased production in a rising rate environment. With the recent change in indirect auto, we anticipate a reduction of approximately 5% per quarter in indirect auto balances that will optimize liquidity and capital, decrease costs, and better position our balance sheet for future growth.”

BALANCE SHEET
Total assets grew by $80.7 million, or 1.7%, during the quarter, to $4.9 billion at June 30, 2018. Loan growth totaled $98.0 million, primarily driven by commercial and mortgage loans. Investments also increased by $23.2 million and servicing rights increased by $6.2 million. The Bank has increased the investment securities available for sale portfolio as part of its strategy to carry higher yielding assets, reposition the balance sheet, and reduce its reliance on "gain on sale" income. Cash balances decreased by $42.9 million, from a decrease in fed funds sold as funds were placed into higher yielding investments. Other assets decreased by $4.2 million, of which $4.5 million was a decrease in FHLB stock, as FHLB borrowings were reduced over the quarter.

Asset growth for the quarter was funded by $101.9 million in core deposit growth and a $67.3 million increase in time deposits. Due to the strong deposit growth, short term borrowings were decreased by $99.9 million.
Loans
Total loans, including loans held for sale, increased during the quarter by $98.0 million, or 2.4%, to $4.2 billion at June 30, 2018.This increase was driven by increases of $47.4 million in commercial and SBA and $89.7 million in mortgage. The commercial loan production momentum that began in the fourth quarter of 2017 continues to be strong while we implement strategies to grow our commercial bank. Partially offsetting these increases was a decrease of $45.8 million in indirect loans, which included $25.0 million of indirect loan portfolio held for sale that reflects lower expected sales in the third and fourth quarters to align our indirect auto operating model to current market conditions. Applications are no longer accepted in Texas, Oklahoma and Arkansas, Louisiana, Virginia, North Carolina, South Carolina, Alabama, Mississippi, and Tennessee. As a result, production of indirect auto loans decreased by $74.9 million compared to the previous quarter. Fidelity will continue to serve the needs of our existing auto loan customers in all states, and will remain active in Georgia and Florida.
Asset Quality
Asset quality remained strong as nonperforming assets, excluding the guaranteed portion of government loans (“adjusted NPA’s”) and acquired loans, decreased during the quarter. Adjusted NPA’s, a non-GAAP measure, decreased by $4.5 million during the quarter. The decrease was mainly due to decreases in nonaccrual loans, repossessions and real estate owned. Credit quality trend performance remains consistent and strong as net charge-offs were 0.17% of average loans for the quarter.
Fair Value Adjustments
Loan servicing rights increased by $6.2 million, or 5.1%, during the quarter, to $125.7 million at June 30, 2018, compared to $119.6 million at March 31, 2018. Mortgage servicing rights ("MSRs"), the primary component of loan servicing rights, contributed the majority of the change, increasing by 6.3%, to $114.8 million at June 30, 2018. MSRs increased as mortgage loans sold with servicing retained increased by $250.2 million, or 58.0%, from the previous quarter, as a result of seasonally high production. The current estimated fair market value of MSRs was $121.1 million at June 30, 2018.
At June 30, 2018, fair value adjustments recorded on the balance sheet for loans held for sale, interest rate lock commitments ("IRLCs"), and hedge items were $14.8 million, a $2.1 million, or 16.6% increase, from March 31, 2018. The gross pipeline of interest rate lock commitments was slightly lower at quarter end due to inventory, interest rates, and market competition.
Deposits
Core deposit growth was strong for the quarter as demand and money market deposits grew by $101.9 million, or 3.4%, to $3.1 billion. Money market account promotions in Georgia and Florida and new deposit accounts from commercial loan relationships contributed to the growth. Time deposits also increased by $67.3 million during the quarter, due to an increase in brokered deposits of $69.5 million, resulting in a total increase in deposits of $169.2 million, or 4.3%.
INCOME STATEMENT
Net Income
Net income was $9.4 million, or $2.4 million less than the previous quarter, as net interest income increased by $1.7 million and noninterest income remained relatively flat as the MSRs impairment recovery was $3.9 million lower than the previous quarter. Noninterest expense increased by $4.1 million as a 48.2% increase in mortgage loan production drove higher mortgage commissions.
Net income was $498,000 higher compared to the same quarter a year ago.

Interest Income
Interest income of $44.7 million was higher by $3.2 million, compared to the previous quarter. An increase in average loans of $245.0 million and average investment securities of $19.4 million drove higher interest income, while the yield on total average interest-bearing assets increased 2 basis points from the previous quarter.
As compared to the same period in the prior year, interest income increased by $5.2 million as average loans increased by $486.3 million and the yield on total average interest-bearing assets increased by 20 basis points, as market interest rates increased year over year.
Interest Expense
Interest expense of $8.3 million increased by $1.5 million for the quarter due to a 5 basis point increase in total interest-bearing deposits. The yield paid on short-term borrowings increased 27 basis points as average FHLB borrowings increased by $159.7 million during the quarter. FHLB borrowings were reduced by quarter end.
As compared to the same period in the prior year, interest expense increased by $2.4 million. Growth in average deposits and borrowings balances, as well as rising market rates, drove the increase.
Net Interest Margin
The net interest margin was 3.22% for the quarter compared to 3.29% in the previous quarter, a decrease of 7 basis points. Loan coupon yields, excluding fees, SBA discount accretion, and accretable yields, increased faster than deposit costs during the quarter. The increase was offset by higher usage of short term borrowings to help fund loan growth during the quarter.
The yield on total interest bearing liabilities increased by 12 basis points while the yield on average earning assets increased by 2 basis points from 3.93% to 3.95%. Average loans increased by $245.0 million while the yield remained flat at 4.07% for both periods. The loan coupon yields increased by 7 basis points which was offset by a decrease in accretable loan-related income of $878,000 during the quarter which caused the overall loan yield to remain flat.
Average interest-bearing liabilities increased by $195.4 million, as average borrowings grew by $159.7 million during the quarter to help fund loan growth. Average interest-bearing deposits also increased by $35.7 million for the quarter.
As compared to the same period a year ago, the net interest margin for the quarter increased by 2 basis points to 3.22% from 3.20%, primarily due to a 20 basis point increase in the yield on total average interest-earning assets of $4.5 billion, offset by an increase of 27 basis points in the yield on total average interest-bearing liabilities of $3.3 billion. Average earning assets increased by $299.1 million, primarily due to an increase in average loans over the year. Average interest-bearing liabilities increased by $126.0 million, primarily driven by an increase in average borrowings of $151.9 million, offset by a decrease in average interest-bearing deposits of $26.0 million.
Noninterest Income
Noninterest income remained flat on a linked-quarter basis. Gross mortgage revenue increased by $4.6 million during the quarter, offset by a decrease of $3.9 million in the MSRs impairment recovery for the quarter. While mortgage production increased by $295.4 million during the quarter, the gain on sale margins narrowed due to competitive pressures. Income from indirect lending activities decreased by $878,000, as indirect loans sales decreased by $56.7 million. Income from SBA lending activities remained flat on a linked-quarter basis due to a higher concentration of construction loan production that are sold when fully funded. The SBA loan pipeline increased by approximately 43% on a linked-quarter basis.

Compared to the same period a year ago, noninterest income for the quarter of $37.0 million increased by $1.9 million, or 5.5%, primarily due to an increase in mortgage banking income of $2.4 million, an increase in SBA lending income of $536,000, and an increase of $334,000 in trust and wealth management income, offset by a decrease in income from indirect lending activities of $2.4 million, due to a decrease in loan sales over the year as investor demand declined.
Noninterest Expense
On a linked-quarter basis, total noninterest expense increased by $4.1 million due to an increase in commissions expense of $3.7 million from higher mortgage loan originations and $654,000 in salaries and employee benefits expense, offset by decreases in all other noninterest expense categories. The increase in salaries and benefits resulted from an increase in headcount from mortgage and retail delivery and branches.
Compared to the second quarter of 2017, noninterest expense of $58.9 million increased by $4.3 million. Salaries, commissions and employee benefits expense increased by $4.2 million due primarily to an increase in headcount of 42, primarily in the mortgage and retail delivery and branches, as well as higher cost of benefits.
Income Taxes
On a linked-quarter basis, income tax expense decreased by $341,000, primarily due to the decrease in pre-tax income for the quarter.
Compared to the second quarter of 2017, income tax expense decreased by $1.7 million as the effective tax rate decreased from 34.1% to 23.7% primarily the result of the Tax Cuts and Jobs Act enacted on December 22, 2017 which included, among other things, a reduction in the federal corporate income tax rate from 35% to 21% from the beginning of the tax year 2018 going forward.
OTHER NEWS
On June 27, 2018, the Bank entered into an agreement with the Federal Deposit Insurance Corporation (the "FDIC") to terminate the loss share agreements entered into with the FDIC. Fidelity made a payment of approximately $632,000 to the FDIC as consideration for the early termination of the agreements. The Bank entered into the loss share agreements in 2011 and 2012 in connection with the Bank's acquisition of substantially all of the assets and assumption of substantially all of the deposits and certain liabilities of two failed banks in FDIC-assisted transactions.
On June 29, 2018, Fidelity signed a letter of intent with a third party for the sale of certain residential mortgage servicing rights on a portfolio with a total principal balance of $1.18 billion, or approximately 12.5% percent of Fidelity's total residential servicing portfolio as of the end of second quarter 2018. This sale will help optimize and increase regulatory capital while reducing future amortization expense and impairment risk of the MSRs asset. The sale is anticipated to close by the end of the third quarter of 2018.
On July 9, 2018, Fidelity hired Ross Creasy as the Chief Information Officer ("CIO") to lead the Company's information technology efforts. Mr. Creasy recently spent over two years with E-Trade and the prior 15 years with Capital One. The CIO is a new position for the Company and was added to align with its strategic initiative of improving our technology and infrastructure.
On July 12, 2018, Fidelity opened a new branch in Sugar Hill, Georgia which brings the total number of retail branches to 69.

ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries, Fidelity Bank and LionMark Insurance Company, provides banking services and Wealth Management services and credit-related insurance products through branches in Georgia and Florida, and an insurance office in Atlanta, Georgia. Indirect auto loans are provided in Georgia and Florida and mortgage loans are provided throughout the South, while SBA loans are originated nationwide. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
NON-GAAP FINANCIAL MEASURES
This release contains certain non-GAAP financial measures. The “GAAP TO NON-GAAP RATIO RECONCILIATION” tables included below reconcile GAAP to non-GAAP ratios. The non-GAAP ratios contain financial information determined by methods other than in accordance with GAAP. Management uses these “non-GAAP” financial measures in its analysis of the Company’s performance. Management believes that presentation of these non-GAAP financial measures provides useful supplemental information that allows better comparability with prior periods, as well as with peers in the industry and provides a greater understanding of the asset quality of the Company’s loan portfolio exclusive of the indirect auto, government-guaranteed and acquired loan portfolios. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
SAFE HARBOR
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2017 Annual Report filed on Form 10-K with the Securities and Exchange Commission. Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	As of or for the Quarter Ended			As of or for the Six Months Ended
($ in thousands, except per share data)	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
INCOME STATEMENT DATA:
Interest income	$44,740	$41,562	$39,578	$86,302	$77,220
Interest expense	8,268	6,794	5,832	15,062	11,240
Net interest income	36,472	34,768	33,746	71,240	65,980
Provision for loan losses	2,286	2,130	750	4,416	2,850
Noninterest income	36,977	37,133	35,056	74,110	72,426
Noninterest expense	58,852	54,742	54,551	113,594	105,122
Net income before income taxes	12,311	15,029	13,501	27,340	30,435
Income tax expense	2,921	3,262	4,609	6,183	11,015
Net income	9,390	11,767	8,892	21,157	19,419
PERFORMANCE:
Earnings per common share - basic	$0.35	$0.44	$0.34	$0.78	$0.74
Earnings per common share - diluted	0.34	0.43	0.33	0.78	0.73
Total revenues	81,717	78,695	74,634	160,412	149,646
Book value per common share	15.48	15.19	14.21	15.48	14.21
Tangible book value per common share(1)	15.05	14.75	13.72	15.05	13.72
Cash dividends paid per common share	0.12	0.12	0.12	0.24	0.24
Dividend payout ratio	34.29%	27.27%	35.29%	30.77%	32.43%
Return on average assets	0.77%	1.03%	0.78%	0.90%	0.87%
Return on average shareholders’ equity	9.06%	11.83%	9.58%	10.42%	10.87%
Equity to assets ratio	8.60%	8.54%	8.23%	8.60%	8.23%
Net interest margin	3.22%	3.29%	3.20%	3.25%	3.20%
END OF PERIOD BALANCE SHEET SUMMARY:
Total assets	$4,892,369	$4,811,659	$4,609,280	$4,892,369	$4,609,280
Earning assets	4,549,315	4,466,249	4,267,358	4,549,315	4,267,358
Loans, excluding loans held-for-sale	3,792,886	3,714,308	3,332,132	3,792,886	3,332,132
Total loans	4,237,572	4,139,608	3,726,842	4,237,572	3,726,842
Total deposits	4,069,630	3,900,407	3,899,796	4,069,630	3,899,796
Shareholders’ equity	420,962	410,744	379,399	420,962	379,399
Assets serviced for others	10,632,607	10,367,564	9,877,434	10,632,607	9,877,434
ASSET QUALITY RATIOS:
Net charge-offs to average loans	0.17%	0.11%	0.09%	0.14%	0.13%
Allowance to period-end loans	0.83%	0.83%	0.91%	0.83%	0.91%
Nonperforming assets to total loans, ORE and repossessions	1.96%	2.04%	1.68%	1.96%	1.68%
Adjusted nonperforming assets to loans, ORE and repossessions(2)	0.99%	1.14%	1.15%	0.99%	1.15%
Allowance to nonperforming loans, ORE and repossessions	0.42x	0.41x	0.54x	0.42x	0.54x
SELECTED RATIOS:
Loans to total deposits	93.20%	95.23%	85.44%	93.20%	85.44%
Average total loans to average earning assets	92.90%	92.71%	87.99%	92.81%	89.50%
Noninterest income to total revenue	50.34%	51.64%	50.95%	50.99%	52.33%
Leverage ratio	8.43%	8.74%	8.36%	8.43%	8.36%
Common equity tier 1 capital	8.45%	8.41%	8.61%	8.45%	8.61%
Tier 1 risk-based capital	9.50%	9.47%	9.76%	9.50%	9.76%
Total risk-based capital	11.99%	11.98%	12.47%	11.99%	12.47%
Mortgage loan production	$908,754	$613,314	$800,426	$1,522,068	$1,353,423
Total mortgage loan sales	800,084	496,484	689,073	1,296,568	1,255,076
Indirect automobile production	183,675	258,560	249,716	442,235	566,257
Total indirect automobile sales	29,275	86,000	151,996	115,275	344,431

(1) Non-GAAP financial measure. See non-GAAP reconciliation table for the comparable GAAP.
(2) Excludes acquired loans and net of government guarantees. See non-GAAP reconciliation table for the comparable GAAP.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	June 30, 2018	March 31, 2018	June 30, 2017
ASSETS
Cash and cash equivalents	$157,586	$200,496	$430,547
Investment securities available-for-sale	148,155	124,576	130,371
Investment securities held-to-maturity	20,984	21,342	15,593
Loans held-for-sale	444,686	425,300	394,710

Loans	3,792,886	3,714,308	3,332,132
Allowance for loan losses	(31,623)	(30,940)	(30,425)
Loans, net of allowance for loan losses	3,761,263	3,683,368	3,301,707

Premises and equipment, net	90,246	88,624	87,253
Other real estate, net	6,834	7,668	9,382
Bank owned life insurance	72,703	72,284	71,027
Servicing rights, net	125,704	119,553	108,216
Other assets	64,208	68,448	60,474
Total assets	$4,892,369	$4,811,659	$4,609,280

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$1,225,657	$1,152,315	$1,082,966
Interest-bearing deposits
Demand and money market	1,597,145	1,505,766	1,436,005
Savings	300,315	363,099	336,695
Time deposits	946,513	879,227	1,044,130
Total deposits	4,069,630	3,900,407	3,899,796

Short-term borrowings	237,886	337,795	164,896
Subordinated debt, net	120,653	120,620	120,521
Other liabilities	43,238	42,093	44,668
Total liabilities	4,471,407	4,400,915	4,229,881

SHAREHOLDERS' EQUITY
Common stock	223,771	219,234	208,699
Accumulated other comprehensive (loss) income, net	(1,096)	(631)	959
Retained earnings	198,287	192,141	169,741
Total shareholders’ equity	420,962	410,744	379,399
Total liabilities and shareholders’ equity	$4,892,369	$4,811,659	$4,609,280

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Quarter Ended			For the Six Months Ended
($ in thousands, except per share data)	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
INTEREST INCOME
Loans, including fees	$42,845	$39,849	$37,560	$82,694	$73,643
Investment securities	1,354	1,175	1,170	2,529	2,378
Other	541	538	848	1,079	1,199
Total interest income	44,740	41,562	39,578	86,302	77,220
INTEREST EXPENSE
Deposits	4,823	4,313	3,891	9,136	7,340
Other borrowings	1,812	910	502	2,722	894
Subordinated debt	1,633	1,571	1,439	3,204	3,006
Total interest expense	8,268	6,794	5,832	15,062	11,240
Net interest income	36,472	34,768	33,746	71,240	65,980
Provision for loan losses	2,286	2,130	750	4,416	2,850
Net interest income after provision for loan losses	34,186	32,638	32,996	66,824	63,130
NONINTEREST INCOME
Service charges on deposit accounts	1,468	1,472	1,481	2,940	2,936
Other fees and charges	2,449	2,235	2,006	4,684	3,863
Mortgage banking activities	29,383	28,562	26,956	57,945	52,825
Indirect lending activities	1,270	2,148	3,640	3,418	8,066
SBA lending activities	1,217	1,157	681	2,374	2,499
Trust and wealth management services	574	532	240	1,106	529
Other	616	1,027	52	1,643	1,708
Total noninterest income	36,977	37,133	35,056	74,110	72,426
NONINTEREST EXPENSE
Salaries and employee benefits	28,215	27,561	25,852	55,776	51,290
Commissions	11,242	7,506	9,384	18,748	16,882
Occupancy and equipment	4,541	4,932	4,700	9,473	8,864
Professional and other services	4,635	4,798	5,052	9,433	9,119
Other	10,219	9,945	9,563	20,164	18,967
Total noninterest expense	58,852	54,742	54,551	113,594	105,122
Income before income tax expense	12,311	15,029	13,501	27,340	30,434
Income tax expense	2,921	3,262	4,609	6,183	11,015
NET INCOME	$9,390	$11,767	$8,892	$21,157	$19,419

EARNINGS PER COMMON SHARE:
Basic	$0.35	$0.44	$0.34	$0.78	$0.74
Diluted	$0.34	$0.43	$0.33	$0.78	$0.73
Weighted average common shares outstanding-basic	27,093	27,011	26,433	27,053	26,384
Weighted average common shares outstanding-diluted	27,222	27,121	26,547	27,165	26,512

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
LOANS BY CATEGORY
(UNAUDITED)

($ in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Commercial	$938,203	$897,297	$811,199	$789,788	$796,699
SBA	146,508	140,308	141,208	142,989	145,311
Total commercial and SBA loans	1,084,711	1,037,605	952,407	932,777	942,010

Construction loans	269,330	265,780	248,317	243,600	248,926

Indirect automobile	1,698,879	1,719,670	1,716,156	1,609,678	1,531,761
Installment loans and personal lines of credit	31,807	28,716	25,995	26,189	31,225
Total consumer loans	1,730,686	1,748,386	1,742,151	1,635,867	1,562,986
Residential mortgage	555,636	512,673	489,721	452,584	433,544
Home equity lines of credit	152,523	149,864	148,370	144,879	144,666
Total mortgage loans	708,159	662,537	638,091	597,463	578,210
Loans	3,792,886	3,714,308	3,580,966	3,409,707	3,332,132

Loans held-for-sale:
Residential mortgage	399,630	355,515	269,140	257,325	279,292
SBA	20,056	19,785	13,615	8,004	15,418
Indirect automobile	25,000	50,000	75,000	75,000	100,000
Total loans held-for-sale	444,686	425,300	357,755	340,329	394,710
Total loans	$4,237,572	$4,139,608	$3,938,721	$3,750,036	$3,726,842

DEPOSITS BY CATEGORY
(UNAUDITED)

	For the Quarter Ended
	June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017
($ in thousands)	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate
Noninterest-bearing demand deposits	$1,172,298	—%	$1,120,562	—%	$1,124,759	—%	$1,103,414	—%	$1,027,909	—%
Interest-bearing demand deposits	489,051	0.14%	461,614	0.14%	453,714	0.11%	447,348	0.12%	437,034	0.11%
Money market and savings deposits	1,349,447	0.61%	1,345,905	0.55%	1,381,207	0.53%	1,341,189	0.49%	1,284,329	0.45%
Time deposits	906,133	1.16%	901,394	1.04%	958,790	0.94%	1,021,563	0.92%	1,049,248	0.90%
Total average deposits	$3,916,929	0.49%	$3,829,475	0.46%	$3,918,470	0.43%	$3,913,514	0.42%	$3,798,520	0.41%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NONPERFORMING AND CLASSIFIED ASSETS
(UNAUDITED)

($ in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
NONPERFORMING ASSETS
Nonaccrual loans (2)(6)	$58,027	$58,706	$47,012	$41,408	$37,894
Loans past due 90 days or more and still accruing	8,278	7,728	6,313	6,534	7,210
Repossessions	1,303	1,853	2,392	2,040	1,779
Other real estate (ORE)	6,834	7,668	7,621	8,624	9,382
Nonperforming assets	$74,442	$75,955	$63,338	$58,606	$56,265

ASSET QUALITY RATIOS
Loans 30-89 days past due	$6,514	$15,695	$22,079	$10,193	$7,181
Loans 30-89 days past due to loans	0.17%	0.42%	0.62%	0.30%	0.22%
Loans past due 90 days or more and still accruing to loans	0.22%	0.21%	0.18%	0.19%	0.22%
Nonperforming loans as a % of loans	1.75%	1.79%	1.49%	1.41%	1.35%
Nonperforming assets to loans, ORE, and repossessions	1.96%	2.04%	1.76%	1.71%	1.68%
Adjusted nonperforming assets to adjusted loans, ORE and repossessions(8)	0.99%	1.14%	1.06%	1.05%	1.17%
Nonperforming assets to total assets	1.52%	1.58%	1.38%	1.30%	1.22%
Adjusted nonperforming assets to total assets(8)	0.73%	0.84%	0.79%	0.75%	0.79%
Classified Asset Ratio(4)	21.84%	21.70%	20.70%	20.59%	20.14%
ALL to nonperforming loans	47.69%	46.57%	55.83%	64.04%	67.46%
Net charge-offs, annualized to average loans	0.17%	0.11%	0.11%	0.13%	0.09%
ALL as a % of loans	0.83%	0.83%	0.83%	0.90%	0.91%
Adjusted ALL as a % of adjusted loans(7)	1.16%	1.15%	1.16%	1.29%	1.30%
ALL as a % of loans, excluding acquired loans(5)	0.87%	0.88%	0.88%	0.96%	0.98%

CLASSIFIED ASSETS
Classified loans(1)	$87,688	$83,867	$77,679	$75,033	$71,040
ORE and repossessions	8,137	9,521	10,013	10,664	11,161
Total classified assets(3)	$95,825	$93,388	$87,692	$85,697	$82,201

(1) Amount of SBA guarantee included in classified loans	$4,870	$2,879	$2,930	$2,755	$7,458
(2) Amount of repurchased government-guaranteed loans, primarily residential mortgage loans, included in nonaccrual loans	$27,220	$26,091	$19,478	$15,450	$12,502
(3) Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, repossessions and ORE, net of loss share and purchase discounts (for periods prior to 2018)

(4) Classified asset ratio is defined as classified assets as a percentage of the sum of Tier 1 capital plus allowance for loan losses
(5) Allowance calculation excludes the recorded investment of acquired loans, due to valuation calculated at acquisition
(6) Excludes purchased credit impaired (PCI) loans which are not removed from their accounting pool
(7) Excludes indirect and acquired loans. See non-GAAP reconciliation table for a reconciliation to the comparable GAAP measure
(8) Excludes acquired loans and net of government guarantees. See non-GAAP reconciliation table for a reconciliation to the comparable GAAP measure

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
INCOME FROM INDIRECT LENDING ACTIVITIES
(UNAUDITED)

	For the Quarter Ended
(in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Loan servicing revenue	$1,690	$1,769	$2,158	$2,130	$2,199
Gain on sale of loans	22	442	532	263	1,074
Gain on capitalization of servicing rights	196	569	406	182	1,020
Ancillary loan servicing revenue	166	183	247	172	204
Gross indirect lending revenue	2,074	2,963	3,343	2,747	4,497
Less:
Amortization of servicing rights, net	(804)	(815)	(777)	(846)	(857)
Total income from indirect lending activities	$1,270	$2,148	$2,566	$1,901	$3,640

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Average loans outstanding(1)	$1,771,665	$1,784,982	$1,748,179	$1,627,946	$1,675,644
Loans serviced for others	$932,915	$1,018,743	$1,056,509	$1,114,710	$1,216,296
Past due loans:
Amount 30+ days past due	2,407	2,257	3,423	2,965	1,535
Number 30+ days past due	217	197	283	255	143
30+ day performing delinquency rate(2)	0.14%	0.13%	0.19%	0.18%	0.09%
Nonperforming loans	1,526	1,539	1,916	1,405	1,363
Nonperforming loans as a percentage of period end loans(2)	0.09%	0.09%	0.11%	0.08%	0.08%
Net charge-offs	$864	$1,147	$798	$1,047	$1,332
Net charge-off rate(3)	0.20%	0.27%	0.19%	0.27%	0.35%
Number of vehicles repossessed during the period	132	140	107	132	147
Quarterly production weighted average beacon score	779	781	783	776	758

(1)	Includes held-for-sale
(2)	Calculated by dividing loan category as of the end of the period by period-end loans including held for sale for the specified loan portfolio
(3)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Production by state:
Alabama (3)	$9,920	$12,239	$19,216	$13,587	$10,399
Arkansas (3)	4,488	20,322	30,732	26,997	26,569
North Carolina (3)	15,580	23,383	28,912	16,545	14,110
South Carolina (3)	11,065	12,322	16,559	10,959	11,232
Florida	52,645	65,786	87,750	51,723	49,976
Georgia	38,322	38,288	45,571	31,266	28,091
Mississippi (3)	22,605	24,785	32,141	24,535	20,136
Tennessee (3)	11,098	13,509	17,635	10,931	10,012
Virginia (3)	—	3,620	6,495	8,223	6,292
Texas (2)	—	—	—	13,312	26,542
Louisiana (3)	17,952	44,306	60,021	47,576	45,306
Oklahoma (2)	—	—	—	430	1,051
Total production by state	$183,675	$258,560	$345,032	$256,084	$249,716

Loan sales	$29,275	$86,000	$59,681	$27,115	$151,996
Portfolio yield (1)	3.02%	2.98%	2.98%	2.92%	2.84%

(1)	Includes held-for-sale
(2)	Fidelity exited the Oklahoma and Texas markets in Q3 2017
(3)	Fidelity exited the Alabama, Arkansas, North Carolina, South Carolina, Mississippi, Tennessee, Virginia, and Louisiana markets in 2018

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
INCOME FROM MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	As of or for the Quarter Ended
(in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Marketing gain, net	$20,330	$17,575	$16,683	$19,713	$21,355
Origination points and fees	5,495	3,647	3,482	3,815	4,189
Loan servicing revenue	6,206	6,221	5,851	5,616	5,379
Gross mortgage revenue	$32,031	$27,443	$26,016	$29,144	$30,923
Less:
MSR amortization	(3,331)	(3,426)	(3,609)	(3,560)	(3,331)
MSR recovery/(impairment), net	683	4,545	(1,476)	(544)	(636)
Total income from mortgage banking activities	$29,383	$28,562	$20,931	$25,040	$26,956

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Production by region:
Georgia	$545,951	$368,739	$423,876	$490,323	$519,497
Florida	136,990	109,034	103,490	95,010	95,983
Alabama/Tennessee	2,433	2,709	4,609	7,299	7,294
Virginia/Maryland	148,970	91,842	106,398	129,774	143,885
North and South Carolina	74,410	40,990	31,360	30,448	33,767
Total production by region	$908,754	$613,314	$669,733	$752,854	$800,426

% for purchases	91.6%	85.1%	82.9%	86.3%	89.6%
% for refinance loans	8.4%	14.9%	17.1%	13.7%	10.4%

Portfolio Production:	$75,990	$44,554	$66,236	$56,072	$46,902

Funded loan type (UPB):
Conventional	63.8%	65.9%	62.0%	62.0%	62.5%
FHA/VA/USDA	20.7%	22.1%	21.5%	23.3%	24.6%
Jumbo	15.5%	12.0%	16.5%	14.7%	12.9%

Gross pipeline of locked loans to be sold (UPB)	$354,735	$382,386	$203,896	$265,444	$360,551
Loans held for sale (UPB)	$389,858	$348,797	$262,315	$250,960	$271,714

Total loan sales (UPB)	$800,084	$496,484	$602,171	$731,595	$689,073
Conventional	70.7%	69.1%	64.3%	63.0%	63.6%
FHA/VA/USDA	21.3%	27.2%	25.0%	27.1%	26.6%
Jumbo	8.0%	3.7%	10.7%	9.9%	9.8%

Average loans outstanding(1)	$913,430	$725,444	$701,932	$698,068	$664,099

(1) Includes held-for-sale

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
THIRD PARTY MORTGAGE LOAN SERVICING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Loans serviced for others (UPB)	$9,450,326	$9,097,869	$8,917,117	$8,715,198	$8,357,934
Average loans serviced for others (UPB)	$9,244,175	$9,038,568	$8,896,305	$8,657,475	$8,304,065

MSR book value, net of amortization	$119,372	$113,217	$110,497	$107,434	$102,549
MSR impairment	(4,590)	(5,274)	(9,818)	(8,343)	(7,799)
MSR net carrying value	$114,782	$107,943	$100,679	$99,091	$94,750

MSR carrying value as a % of period end UPB	1.21%	1.19%	1.13%	1.14%	1.13%

Delinquency % loans serviced for others	1.28%	1.24%	1.87%	1.41%	1.02%

MSR revenue multiple(1)	4.52	4.31	4.29	4.38	4.38

(1) MSR carrying value (period end) to period end loans serviced for others divided by the ratio of annualized mortgage loan servicing revenue to average mortgage loans serviced for others.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE AND YIELDS
(UNAUDITED)

	For the Quarter Ended
	June 30, 2018		March 31, 2018		June 30, 2017
	Average	Yield/	Average	Yield/	Average	Yield/
($ in thousands)	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets:
Commercial	$920,995	4.71%	$864,992	4.83%	$818,952	5.10%
SBA	154,459	7.16%	153,731	8.08%	155,819	8.25%
Construction	267,125	6.51%	258,072	6.54%	243,067	6.00%
Indirect automobile	1,771,665	3.02%	1,784,982	2.98%	1,670,576	2.85%
Installment loans and personal lines of credit	44,033	2.69%	41,468	2.95%	44,638	3.50%
Residential mortgage	912,700	4.15%	724,684	3.99%	662,664	3.93%
Home equity lines of credit	151,363	4.92%	149,399	4.92%	140,310	4.51%
Total loans, net of unearned income (1)	4,222,340	4.07%	3,977,328	4.07%	3,736,026	4.04%
Investment securities (1)	175,314	3.14%	155,920	3.11%	164,037	2.97%
Other earning assets	147,405	1.47%	156,751	1.39%	345,891	0.98%
Total interest-earning assets	4,545,059	3.95%	4,289,999	3.93%	4,245,954	3.75%
Noninterest-earning assets:
Cash and due from banks	36,117		36,370		44,132
Allowance for loan losses	(31,174)		(30,002)		(30,116)
Premises and equipment, net	90,030		88,732		87,332
Other real estate	7,383		7,606		10,907
Other assets	243,119		233,677		221,322
Total noninterest-earning assets	345,475		336,383		333,577
Total assets	$4,890,534		$4,626,382		$4,579,531
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$489,051	0.14%	$461,614	0.14%	$437,034	0.11%
Money market and savings deposits	1,349,447	0.61%	1,345,905	0.55%	1,284,329	0.45%
Time deposits	906,133	1.16%	901,394	1.04%	1,049,248	0.90%
Total interest-bearing deposits	2,744,631	0.70%	2,708,913	0.65%	2,770,611	0.56%
Other short-term borrowings	395,215	1.84%	235,519	1.57%	243,359	0.83%
Subordinated debt	120,637	5.43%	120,604	5.28%	120,505	4.79%
Total interest-bearing liabilities	3,260,483	1.02%	3,065,036	0.90%	3,134,475	0.75%
Noninterest-bearing liabilities and shareholders’ equity:
Demand deposits	1,172,298		1,120,562		1,027,909
Other liabilities	42,081		37,336		44,824
Shareholders’ equity	415,672		403,448		372,323
Total noninterest-bearing liabilities and shareholders’ equity	1,630,051		1,561,346		1,445,056
Total liabilities and shareholders’ equity	$4,890,534		$4,626,382		$4,579,531
Net interest spread		2.93%		3.03%		3.00%
Net interest margin		3.22%		3.29%		3.20%

(1) Interest income includes the effect of taxable-equivalent adjustment using a 21% tax rate for the quarters ended June 30, 2018 and March 31, 2018 and a 35% tax rate for the quarter ended June 30, 2017.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RATIO RECONCILIATION
(UNAUDITED)

	For the Quarter Ended
($ in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

Reconciliation of nonperforming assets to adjusted nonperforming assets:
Nonperforming assets (GAAP)	$74,442	$75,955	$63,338	$58,606	$56,265
Less: repurchased government-guaranteed mortgage loans included on nonaccrual	(27,220)	(26,091)	(19,478)	(15,450)	(12,502)
Less: SBA guaranteed loans included on nonaccrual	(3,639)	(1,541)	(1,652)	(2,145)	(2,949)
Less: Nonaccrual acquired loans	(7,648)	(7,890)	(6,242)	(7,366)	(4,544)
Adjusted nonperforming assets, excluding acquired loans and government-guaranteed loans (non-GAAP)	$35,935	$40,433	$35,966	$33,645	$36,270

Reconciliation of total loans, ORE and repossessions to total loans, ORE and repossessions, less acquired loans:
Loans, excluding Loans Held-for-Sale	$3,792,886	$3,714,308	$3,580,966	$3,409,707	$3,332,132
Add: ORE	6,834	7,668	7,621	8,624	9,382
Add: repossessions	1,303	1,853	2,392	2,040	1,779
Total loans, ORE, and repossessions (GAAP)	3,801,023	3,723,829	3,590,979	3,420,371	3,343,293
Less: acquired loans	(165,303)	(178,496)	(196,567)	(216,994)	(230,256)
Adjusted loans, ORE, and repossessions, less acquired loans (non-GAAP)	$3,635,720	$3,545,333	$3,394,412	$3,203,377	$3,113,037
Nonperforming assets to loans, ORE, and repossessions (GAAP)	1.96%	2.04%	1.76%	1.71%	1.68%
Adjusted nonperforming assets to adjusted loans, ORE, and repossessions (non-GAAP)	0.99%	1.14%	1.06%	1.05%	1.17%
Nonperforming assets to total assets (GAAP)	1.52%	1.58%	1.38%	1.30%	1.22%
Adjusted nonperforming assets to total assets (non-GAAP)	0.73%	0.84%	0.79%	0.75%	0.79%

Reconciliation of allowance to adjusted allowance:
Allowance for loan losses (GAAP)	$31,623	$30,940	$29,772	$30,703	$30,425
Less: allowance allocated to indirect auto loans	(9,210)	(9,888)	(10,258)	(10,116)	(9,767)
Less: allowance allocated to acquired loans	(134)	(134)	(209)	(159)	(284)
Adjusted allowance for loan losses (non-GAAP)	$22,279	$20,918	$19,305	$20,428	$20,374

Reconciliation of period end loans to adjusted period end loans:
Loans, excluding Loans Held-for-Sale	$3,792,886	$3,714,308	$3,580,966	$3,409,707	$3,332,132
Less: indirect auto loans	(1,698,879)	(1,719,670)	(1,716,156)	(1,609,678)	(1,531,761)
Less: acquired loans	(165,303)	(178,496)	(196,567)	(216,994)	(230,256)
Adjusted total loans (non-GAAP)	$1,928,704	$1,816,142	$1,668,243	$1,583,035	$1,570,115
Allowance to total loans (GAAP)	0.83%	0.83%	0.83%	0.90%	0.91%
Adjusted allowance to adjusted total loans (non-GAAP)	1.16%	1.15%	1.16%	1.29%	1.30%

Reconciliation of book value per common share to tangible book value per common share:
Shareholders' equity	$420,962	$410,744	$401,632	$388,068	$379,399
Less: intangible assets	(11,751)	(12,028)	(12,306)	(12,625)	(12,966)
Tangible shareholders' equity	$409,211	$398,716	$389,326	$375,443	$366,433
End of period common shares outstanding	27,191,787	27,034,255	27,019,201	26,815,287	26,702,665
Book value per common share (GAAP)	$15.48	$15.19	$14.86	$14.47	$14.21
Tangible book value per common share (non-GAAP)	15.05	14.75	14.41	14.00	13.72